AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 16th day of November, 2016, to the Fund Administration Servicing Agreement, dated as of April 6, 2011, as amended (the "Agreement"), is entered into by and between Managed Portfolio Series, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the
Reinhart Focus PMV Fund; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit G to the Agreement is hereby superseded and replaced with Amended Exhibit G attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: /s/ James R. Arnold	By: /s/ Michael R. McVoy

Printed Name: James R. Arnold	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit G to the Managed Portfolio Series Fund Administration Servicing Agreement

Name of Series
Reinhart Mid Cap Private Market Value Fund
Reinhart Focus PMV Fund

Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) - SERVICES FEE SCHEDULE at May, 2012
Annual Fee Based Upon Average Net Assets Per Fund*
        10 basis points on the first $[…] million
        8 basis points on the next $[…] million
        5 basis points on the balance
Minimum annual fee:  $[…] (Reduced $[…] /mo for the first 6 months)

▪ Additional share class fee of $[…] /mo. (Reduced to $[…] /mo. for the first 6 months)
Services Included in Annual Fee Per Fund
▪ Daily Performance Reporting
▪ Advisor Information Source Web Portal
▪ USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Fund)*
▪ $[…] /fund (subject to change based on Board review and approval)
▪ $[…] for each additional fund (subject to change based on Board review and approval)
▪ $[…] / sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs (including GICS, MSCI, etc), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board book portal (BookMark), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature not required at November 16, 2016 as the fund administration fee schedules are not changing.

Amended Exhibit G (continued) to the Managed Portfolio Series Fund Administration Servicing Agreement

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES - FEE SCHEDULE at May, 2012
Annual Legal Administration (INCLUDED IN ANNUAL FEE)
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪ $[…] additional minimum
Additional Services (NOT INCLUDED IN ANNUAL FEE)
▪ New fund launch – as negotiated based upon specific requirements
▪ Subsequent new fund launch – $[…] /project
▪ Subsequent new share class launch – $[…] /project
▪ Multi-managed funds – as negotiated based upon specific requirements
▪ Proxy – as negotiated based upon specific requirements
Daily Compliance Services (Charles River)
▪ Base fee – $[…] /fund per year
▪ Setup – $[…] /fund group
▪ Data Feed  – $[…] /security per month
Section 15(c) Reporting
▪ $[…] /fund per report – first class
▪ $[…] /additional class report
Equity Attribution (Morningstar Direct)
▪ $[…] first user
▪ $[…] second user
▪ $[…] thereafter
BookMark Electronic Board Book Portal
▪ USBFS will establish a central, secure portal for Board materials using a unique client board URL.
▪ Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.
▪ Features password-protected, encrypted servers with automatic failover.
▪ Training and ongoing system support.
▪ Accessible from your smart phone or iPad.
▪ Allows multiple users to access materials concurrently.
▪ Searchable archive.
▪ Ability to make personal comments.
Annual Fee
▪ 0 - 10 users - $[…] (includes 3 GB of storage)
▪ 10 - 20 users - $[…]
▪ 20 - 30 users - $[…]
▪ 30 - 40 users - $[…]

Additional storage:
▪ 3 GB included in annual charge
▪ $[…] for each additional 5 GB of storage

Daily Pre- and Post-Tax Fund (INCLUDED IN ANNUAL FEE) and/or Sub-Advisor Performance Reporting
▪ Performance Service – $[…] /CUSIP per month
▪ Setup – $[…] /CUSIP
▪ Conversion – quoted separately
▪ FTP Delivery – $[…] setup /FTP site